EXHIBIT 17:

                        RULE 24f-2 NOTICE
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                     THE RUSHMORE FUND, INC.
                       4922 Fairmont Avenue
                    Bethesda, Maryland  20814
                          (301) 657-1500



                         October 27, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  The Rushmore Fund, Inc.
          Registration Nos. 2-99388 and 811-4369
          Rule 24f-2 Notice

Dear Sir/Madam:

     The following is duly submitted pursuant to Rule 24f-2 of the Investment Company Act of 1940 as amended:

     1.   For fiscal year ended August 31, 1994.

     2.   There were  no registered  shares under the  Securities
          Act of 1933 remaining unsold at the beginning of said fiscal year.

     3. No shares were registered during the fiscal year other than pursuant to the Investment Company Act as Amended.

     4. The aggregate number of shares sold during the fiscal year was 200,059,302, as follows:


          Money Market Portfolio  . . . . . . . . . . 187,160,069

          U.S. Government Intermediate
            Term Securities Portfolio . . . . . . . . . 2,492,488

          U.S. Government Long-Term
            Securities Portfolio  . . . . . . . . . . . 6,976,138

          Stock Market Index Plus
            Portfolio . . . . . . . . . . . . . . . . . . 137,925

          Over-the-Counter Index Plus
            Portfolio . . . . . . . . . . . . . . . . . . 139,899

          Precious Metals Index Plus
            Portfolio . . . . . . . . . . . . . . . . . 3,152,783
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     5.   The aggregate  number of shares sold  during the fiscal
          year in reliance on the relevant section of the Act was 200,059,302 as outlined above.


     6. Proceeds from the sale of fund shares in the fiscal year ended August 31, 1994 totalled $316,313,326. Disbursements due to the redemption of Fund shares in the fiscal year ended August 31, 1994 were $375,651,908. As redemptions exceeded sales of Fund shares, no registration fee is due.

                                        Sincerely,

                                        /s/William L. Major
                                        William L. Major
                                        Vice President
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